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                                                                     Exhibit 5.1



                            [FORM OF LEGAL OPINION OF
                        LAW OFFICES OF DAVID N. FELDMAN]

                                   LAW OFFICES
                                DAVID N. FELDMAN
                               555 MADISON AVENUE
                            NEW YORK, NEW YORK 10022
                                    ---------
                            TELEPHONE: (212) 317-0111
                            FACSIMILE: (212) 317-0310
                          E-MAIL: DFELDM01@COUNSEL.COM


                                 March 12, 1997

Jenna Lane, Inc.
1407 Broadway, Suite 1801
New York, NY 10018

         Re:   Jenna Lane, Inc.
               Registration Statement on Form S-1 (File No. 333-11979)

Ladies and Gentlemen:

         We have reviewed the Registration Statement on Form S-1, filed with the Securities and Exchange Commission on September 12, 1996, and amendments thereto (file no. 333-11979) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") by Jenna Lane, Inc., a Delaware corporation (the "Company"). The Registration Statement has been filed for the purpose of registering the following securities for offer and sale under the Act:

         a. A maximum of 690,000 investment units ("Units") comprising those securities set forth in items b and c below.

         b. A maximum of 1,380,000 shares (the "Shares") of Common Stock, $.01 par value per share (the "Common Stock").

         c. A maximum of 690,000 Redeemable Class A Warrants to purchase a maximum of 690,000 shares of Common Stock (the "Warrants"), as well as such 690,000 shares of Common Stock issuable upon exercise of such Warrants (the "Warrant Shares").

         d. An option to purchase 60,000 Units (the "Underwriter's Units"), to be sold to Walsh Manning Securities, LLC (the "Underwriter").

         e. 60,000 shares of Common Stock comprising part of the Underwriter's Units (the "Underwriter's Shares").

         f. 120,000 Warrants comprising part of the Underwriter's Units (the "Underwriter's Warrants").


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         g. 120,000 shares of Common Stock issuable upon exercise of the
Underwriter's Warrants (the "Underwriter's Warrant Shares").

         h. 90,000 shares of Common Stock to be offered as part of the Underwriter's over-allotment option by certain selling stockholders (the "Selling Common Stockholder Shares").

         i. 1,000,000 Warrants to be offered by certain selling securityholders (the "Selling Warrantholder Warrants").

         j. 1,000,000 shares of Common Stock issuable upon exercise of the Selling Warrantholder Warrants (the "Selling Warrantholder Warrant Shares").

         We have examined your Certificate of Incorporation, as amended, By-laws, and such documents, corporate records and questions of law as we have deemed necessary solely for the purpose of enabling us to render this opinion. On the basis of such examination, we are of the opinion that:

         1. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware, with corporate power to conduct its business as described in the Registration Statement.

         2. The Company has an authorized capitalization of 20,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock, par value $.01 per share.

         3. The Shares have been duly authorized and when issued, sold and paid for as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

         4. The Warrants and Underwriter's Warrants, when issued, sold and paid for as described in the Registration Statement, will constitute legal and binding obligations of the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors' rights generally.

         5. The Warrant Shares, Underwriter's Warrant Shares and Selling Warrantholder Warrant Shares have been duly authorized and when issued, sold and paid for as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

         6. All currently outstanding shares of Common Stock, including without limitation the Selling Common Stockholder Shares, have been duly authorized and issued as described in the Registration Statement, and are validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                            Very truly yours,

                                            /s/ Law Offices of David N. Feldman

                                            LAW OFFICES OF DAVID N. FELDMAN


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